FILED PURSUANT TO RULE 424(b)(3) AND (c)
                                                         FILE NUMBER 333-47679

         FIFTH PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 19, 1998

                                2,425,726 SHARES

                                   LYCOS, INC.

                                  COMMON STOCK



This Fifth Prospectus Supplement (the "Fifth Prospectus Supplement") supplements the Prospectus dated March 19, 1998 ("Prospectus"), the Prospectus Supplement dated April 6, 1998 ("Prospectus Supplement"), the Second Prospectus Supplement dated April 23, 1998 ("Second Prospectus Supplement"), the Third Prospectus Supplement dated September 15, 1998 ("Third Prospectus Supplement"), and the Fourth Prospectus Supplement dated January 12, 1999 (the "Fourth Prospectus Supplement", and together with the Prospectus, First Prospectus Supplement, Second Prospectus Supplement, and Third Prospectus Supplement, the "Supplemented Prospectus") of Lycos, Inc. ("Lycos" or the "Company") relating to the public offering, which is not being underwritten, and sale of up to 2,425,726 shares of Common Stock, par value $0.01 per share (the "Shares") of the Company, which may be offered and sold from time to time by certain stockholders of the Company or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (the "Selling Stockholders"). The Company will receive no part of the proceeds of such sales.

Of the Shares offered under the Supplemented Prospectus, 2,225,602 Shares (post-split) were originally issued or reserved for issuance by the Company in connection with the Company's acquisition of Tripod, Inc. ("Tripod"), a Delaware corporation, by and through a merger of a wholly-owned subsidiary of Lycos, Pod Acquisition Corporation, with and into Tripod (the "Acquisition"). An aggregate of 274,518 Shares (post-split) issued or reserved for issuance by the Company in connection with the Acquisition were placed in escrow (the "Escrow Shares") to secure the respective indemnification obligations of the Selling Stockholders. The "Selling Stockholders" Section of the Supplemented Prospectus with respect to certain Selling Stockholders is hereby further supplemented to reflect the release of the Escrowed Shares from escrow as of February 11, 1999. This Fifth Prospectus Supplement should be read in conjunction with the Supplemented Prospectus, and is qualified by reference to the Supplemented Prospectus except to the extent that the information herein contained supersedes the information contained in the Supplemented Prospectus. Capitalized terms used in this Fifth Prospectus Supplement and not otherwise defined herein have the meanings specified in the Supplemented Prospectus.

        THE DATE OF THIS FIFTH PROSPECTUS SUPPLEMENT IS FEBRUARY 16, 1999

                              SELLING STOCKHOLDERS

                  The table of Selling Stockholders in the Supplemented Prospectus is hereby amended to reflect the release of the Escrowed Shares held in escrow on behalf of certain Selling Stockholders and supplemented to specifically include Shares released in such distribution. The following table sets forth as of February 16, 1999 the name of each of the entities and individuals who received Shares through the distribution effected by the release of Escrowed Shares, the number of shares of Common Stock that such Selling Stockholder beneficially owns, the number of shares of Common Stock beneficially owned by each such Selling Stockholder that may be offered for sale from time to time by the Supplemented Prospectus and this Fifth Prospectus Supplement, the number of shares of Common Stock to be beneficially owned by each such Selling Stockholder assuming the sale of all of the Shares offered by such Selling Stockholders and the percentage of the outstanding shares of the Company's Common Stock to be beneficially owned by each such Selling Stockholder after completion of the offering. Entries for all Selling Stockholders listed in the Supplemented Prospectus other than those listed below is not amended hereby:


                                                       SHARES                                               SHARES
                                                    BENEFICIALLY                                         BENEFICIALLY
                                                      OWNED(1)(2)               SHARES WHICH             OWNED AFTER
                                                  PRIOR TO OFFERING             MAY BE SOLD             OFFERING(1)(2)(3)
                                                                                PURSUANT TO             -------------------------
SELLING STOCKHOLDER                              NUMBER       PERCENT           THIS PROSPECTUS(2)     NUMBER       PERCENT


Michael Agger                                          408       *                           408           ---            *

Daniel Beck                                            388       *                           388           ---            *

Berkshire Capital Investors                          9,216       *                         9,216            --            *

Boston Safe Deposit and Trust                       23,780       *                        23,780           ---            *
 Company of New York, Custodian
 of the Individual Retirement Account
 for Michael R. Lissack

Jonathan K. Butler                                     608       *                           608           ---            *

Michelle Chihara                                       162       *                           162           ---            *

Jane Forbes Clark                                   38,598       *                        38,598           ---            *

William P. Collatos                                  6,458       *                         6,458           ---            *

Cowen Investment Partners XXVII                     64,602       *                        64,602           ---            *

Janet M. Daly                                          556       *                           556           ---            *

Andrew G. Ferguson                                   1,620       *                         1,620           ---            *

John O. Fox                                         35,020       *                        35,020           ---            *

Myra D. Fox                                          1,944       *                         1,944           ---            *

Gabelli Multimedia Partners, L.P.                   12,918       *                        12,918           ---            *





Richard A. Gause                                     1,944       *                         1,944           ---            *

Matthew C. Harris                                    6,484       *                         6,484           ---            *

Brian R. Hecht                                      15,518       *                        15,518           ---            *

Allison Hershey                                      6,484       *                         6,484           ---            *

Janet Hershey                                        6,484       *                         6,484           ---            *

Nancy and Charles Hershey                            6,484       *                         6,484           ---            *

Brett P. Hershey                                    54,050       *                        54,050           ---            *

The Interpublic Group of Companies, Inc.           310,064       *                       310,064           ---            *

Dr. Rob C. Jandl                                    19,456       *                        19,456           ---            *

Nathan Kurz                                          6,680       *                         6,680           ---            *

John LaPann                                          5,836       *                         5,836           ---            *

Ann Leibowitz                                        6,484       *                         6,484           ---            *

Massachusetts Capital Resource Company              64,594       *                        64,594           ---            *

David Mayer                                         12,970       *                        12,970           ---            *

Donna Damico                                         6,484       *                         6,484           ---            *

Michael Mayer, Profitsharing                         6,484       *                         6,484           ---            *

Walter C. Minnick                                   15,558       *                        15,558           ---            *

Amy L. Minnick                                         678       *                           678           ---            *

Adam W. Minnick                                        678       *                           678           ---            *

Sally D. Mole                                        1,698       *                         1,698           ---            *

Mavis K. Morris                                        678       *                           678           ---            *

Courtenay E. Morris                                    678       *                           678           ---            *

Virginia B. Morris                                   2,316       *                         2,316           ---            *

Kenneth Morris                                      53,172       *                        53,172           ---            *

Charles H. Mott                                      9,380       *                         9,380           ---            *

Matthew E. Nelson                                    1,620       *                         1,620           ---            *

Bo Peabody                                         199,560       *                        99,780        99,780            *

Bill Peabody                                         4,864       *                         4,864           ---            *

Margaret Peabody                                     4,864       *                         4,864           ---            *

Grace and Wilbur Peabody                             3,242       *                         3,242           ---            *

Margaret and Bill Peabody                            6,484       *                         6,484           ---            *

Mark Peabody                                        12,970       *                        12,970           ---            *





Peretz Family Investments, L.P.                    129,708       *                       129,708           ---            *

James and Marcia Plunkett                            6,484       *                         6,484           ---            *

James W. Plunkett                                    3,242       *                         3,242           ---            *

Marcia Weintraub Plunkett                            3,242       *                         3,242           ---            *

Richard J. Provenzano, M.D.                          2,832       *                         2,832           ---            *

Anthony A. Qaiyum                                    2,210       *                         2,210           ---            *

Rho Management Trust I                             581,366       *                       581,366           ---            *

Ricardo Rosenberg Revocable Trust                   15,808       *                        15,808           ---            *
DTD 10/16/92

Jane and Al Riehl                                    3,242       *                         3,242           ---            *

Susan Roe                                              324       *                           324           ---            *

Ann Rosenberg                                        3,242       *                         3,242           ---            *

David Rothschild                                     2,832       *                         2,832           ---            *

Frederick Rudolph                                    3,906       *                         3,906           ---            *

Richard H. Sabot                                   187,076       *                        93,538        93,538            *

Sabot Family Irrevocable Trust dated                21,402       *                        21,402           ---            *
 October 17, 1997

Sheafe Satterthwaite                                 6,484       *                         6,484           ---            *

Michael S. Seckler                                   6,484       *                         6,484           ---            *

Zelda Stern                                          3,748       *                         3,748           ---            *

Melanie A. Stowell                                   3,242       *                         3,242           ---            *

Laurie and Mark Strunsky                             6,484       *                         6,484           ---            *

Peter S. Willmott                                   58,328       *                        58,328           ---            *

Gordon C. Winston and Mary B. Winston                2,838       *                         2,838           ---            *





The Company may amend or supplement the Supplemented Prospectus and this Fifth Prospectus Supplement from time to time to update the disclosure set forth therein and herein.